UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend the Form 8-K originally filed by Leaf Group Ltd. (formerly known as Demand Media, Inc.) (the “Company”) on November 2, 2016, solely in order to file the Agreement (as defined herein) as an exhibit hereto. No other changes have been made to the original Form 8-K.

Item 1.01              Entry into a Material Definitive Agreement.

On October 28, 2016, the Company and Google Inc. (“Google”) entered into a new Google Services Agreement (the “Agreement”) that replaces the Company’s previous services agreement with Google. Pursuant to the Agreement, Google will provide the following advertising and search services to the Company: Adsense for Search (“AFS”), Adsense for Content (“AFC” and together with AFS, the “Advertising Services”), Websearch Service (“WS”) and Custom Search Engine (“CSE” and together with WS, the “Search Services”). The Advertising Services and the Search Services are collectively referred to herein as the “Services”. The Company will receive from Google a specified percentage of the net revenues generated by the various Advertising Services. The Company will pay Google a specified amount per request for the Search Services.

The Agreement is effective from November 1, 2016 through October 31, 2017 (the “Term”), unless terminated earlier pursuant to the terms of the Agreement; provided that the CSE services will terminate and be removed from the Agreement as of January 1, 2017. Either party may terminate the Agreement with notice if the other party is in material breach of the Agreement (i) where the breach is incapable of remedy, (ii) where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party, or (iii) more than twice even if the previous breaches were remedied. Either party may also terminate the Agreement following a change of control of the other party. Google may also terminate the Agreement or terminate or suspend certain Services for additional reasons set forth in the Agreement, and Google is permitted to discontinue the provision of certain Services by providing advance notice to the Company as specified in the Agreement.

Google will indemnify the Company from and against all liabilities, damages and costs arising out of a third party claim that the authorized use of Google’s technology used to provide the Services, or any of Google’s trade names, trademarks, logos or other distinctive brand features, infringes or misappropriates any copyright, trade secret, trademark or U.S. patent of that third party, or arising from Google’s breach of the Agreement. The Company will indemnify Google from and against all liabilities, damages and costs arising out of a third party claim arising from the Company’s websites that use the Services; content served to end users of such websites that is not provided by Google; the Company’s trade names, trademarks, logos or other distinctive brand features; or the Company’s breach of the Agreement.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

10.1

Google Services Agreement entered into by and between the Company and Google, effective as of November 1, 2016 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	LEAF GROUP LTD.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Google Services Agreement entered into by and between the Company and Google, effective as of November 1, 2016 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).